Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Joshua Bleak, the Chief Executive Officer, and Bill Allred, the Chief Financial Officer, of Passport Potash Inc. (the “Company”), each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Quarterly Report on Form 10-Q/A (Amendment No. 1) for the period ended August 31, 2014, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Quarterly Report on Form 10-Q/A (Amendment No. 1) fairly presents in all material respects the financial condition and results of operations of the Company.

/s/ Joshua Bleak
Joshua Bleak
Chief Executive Officer
(Principal Executive Officer)
Date: October 27, 2014

/s/ Bill Allred
Bill Allred
Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)
Date: October 27, 2014

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Passport Potash Inc. and will be retained by Passport Potash Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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